EX-23.1
                            CONSENT OF ACCOUNTANTS

                            BECKSTEAD AND WATTS, LLP
                          Certified Public Accountants
                            3340 Wynn Road, Suite B
                            Las Vegas, Nevada 89102
                                (702) 257-1984


August 20, 2003


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  Point Group Holdings, Incorporated - Form S-8 POS

Dear Sir/Madame:

As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration
Statement on Form S-8 of our report dated April 13, 2003 in Point
Group Holdings, Incorporated's Form 10-KSB for the fiscal year ended December 31, 2002, and to all references to our firm included in this Registration Statement.

                                       Sincerely,


                                       /s/  Beckstead and Watts, LLP
                                       Beckstead and Watts, LLP